Exhibit 10.1

AMENDMENT NO. 1 TO SENIOR
SECURED REVOLVING CREDIT AGREEMENT

This AMENDMENT NO. 1 (this “Amendment), dated as of December 19, 2014, is made with respect to the Senior Secured Revolving Credit Agreement, dated as of May 8, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ALCENTRA CAPITAL CORPORATION, a Maryland corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time party to the Credit Agreement as lenders (the “Lenders”), and ING CAPITAL LLC, as administrative agent for the Lenders under the Credit Agreement (in such capacity, together with its successors in such capacity, the “Administrative Agent”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement (as amended hereby).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have made certain loans and other extensions of credit to the Borrower; and

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent amend certain provisions of the Credit Agreement and the Lenders signatory hereto and the Administrative Agent have agreed to do so on the terms and subject to the conditions contained in this Amendment.

NOW THEREFORE, in consideration of the promises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION I AMENDMENT TO CREDIT AGREEMENT

Effective as of the First Amendment Effective Date (as defined below), and subject to the terms and conditions set forth below, the Credit Agreement is hereby amended as follows:

(a) Section 1.01 is hereby amended by (i) deleting the term “Twelfth Issuer Date” and (ii) inserting the following defined term in the appropriate alphabetical order:

““Unsecured Longer Term Indebtedness Add-Back” means the outstanding principal balance of all Unsecured Longer Term Indebtedness incurred by the Borrower, but solely to the extent that the cash proceeds of such Unsecured Longer Term Indebtedness have been contributed to a Financing Subsidiary after the date such Unsecured Longer Term Indebtedness has been incurred; provided that in no event shall the Unsecured Longer Term Indebtedness Add-Back exceed $50,000,000.

(b) Section 5.13 of the Credit Agreement is hereby amended by deleting clause (a) in its entirety and replacing it with the following:

“(a) (x) at all times prior to the first anniversary of the Effective Date, the Advance Rate applicable to the aggregate Value of all Eligible Portfolio Investments in their entirety shall be 0% at any time when the Borrowing Base is composed entirely of Eligible Portfolio Investments issued by less than 12 different issuers, and (y) commencing on the first anniversary of the Effective Date and at all times thereafter, the Advance Rate applicable to the aggregate Value of all Eligible Portfolio Investments in their entirety shall be 0% at any time when the Borrowing Base is composed entirely of Eligible Portfolio Investments issued by less than 15 different issuers; provided that for purposes of this clause (y), the minimum number of issuers may be 12 as long as (1) the overall utilization of the Borrowing Base is less than 85% and (2) the aggregate fair value of Portfolio Investments (either (x) as specified in the most recent financial statements delivered pursuant to clause (a) or (b) (as applicable) of Section 5.01 or, (y) if any such Portfolio Investment was acquired after the delivery of the most recent financial statements, the fair value of such Portfolio Investment as reasonably determined by the Board of Directors of the Borrower) that are not Eligible Portfolio Investments, but which constitute Collateral, shall not be less than 75% of the aggregate principal balance of the Loans outstanding at such time (for these purposes, (i) utilization of the Borrowing Base on any day means the fraction expressed as a percentage, the numerator of which is the sum of the Covered Debt Amount on such day, and the denominator of which is the Borrowing Base in effect on such day and (ii) issuers that are affiliates of each other will be treated as one issuer (unless the affiliation is solely as a result of direct or indirect control by a common private equity or similar sponsor));”

(c) Section 5.13 of the Credit Agreement is hereby amended by deleting clause (e) in its entirety and replacing it with the following:

“(e) if at any time the Weighted Average Leverage Ratio is greater than 4.5, the Borrowing Base shall be reduced by removing Debt Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent necessary to cause the Weighted Average Leverage Ratio to be no greater than 4.5 (subject to all other constraints, limitations and restrictions set forth herein);”

(d) Section 5.13 of the Credit Agreement is hereby amended by deleting clause (n) in its entirety and replacing it with the following:

“(n) the portion of the Borrowing Base attributable to Eligible Portfolio Investments that are not Cash, Cash Equivalents, Long-Term U.S. Government Securities, Performing First Lien Bank Loans, Performing Second Lien Bank Loans and Performing Last Out Loans shall not exceed 50% of the Borrowing Base, and the Borrowing Base shall be reduced by removing therefrom (but not from the Collateral) Eligible Portfolio Investments that are not Cash, Cash Equivalents, Long-Term U.S. Government Securities, Performing First Lien Bank Loans, Performing Second Lien Bank Loans and Performing Last Out Loans so that the portion of the Borrowing Base attributable to Eligible Portfolio Investments that are not Cash, Cash Equivalents, Long-Term U.S. Government Securities, Performing First Lien Bank Loans, Performing Second Lien Bank Loans and Performing Last Out Loans shall not exceed 50% of the Borrowing Base;”

(e) Section 5.13 of the Credit Agreement is hereby amended by deleting clause (o) in its entirety and replacing it with the following:

“(o) the portion of the Borrowing Base attributable to Eligible Portfolio Investments which are Foreign Eligible Portfolio Investments in the aggregate shall not exceed 10% of the Borrowing Base and the Borrowing Base shall be reduced by removing Foreign Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 10% of the Borrowing Base; provided that no credit shall be given to the Borrowing Base for any Foreign Eligible Portfolio Investment, if any Obligor does not qualify for zero withholding for loans to Canadian borrowers, U.K. borrowers or Irish borrowers, as applicable;”

(f) Section 5.13 of the Credit Agreement is hereby amended by deleting the definition of “Permitted Foreign Jurisdiction” in its entirety and replacing it with the following:

“Permitted Foreign Jurisdiction” shall refer to Canada, the United Kingdom and Ireland.

(g) Section 6.05 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (c) thereof, (ii) replacing the period at the end of clause (d) thereof with “; and” and (iii) adding the following clause (e) immediately after clause (d) thereof:

“(e) the Borrower may make Restricted Payments during the Availability Period to repurchase or redeem Equity Interests of the Borrower up to an aggregate amount equal to $10,000,000 during such period, so long as on the date of such Restricted Payment and after giving effect thereto:

(1) no Default shall have occurred and be continuing;

(2) (x) the Covered Debt Amount does not exceed 80% of the Borrowing Base on the date of such Restricted Payment and after giving effect thereto, and (y) the Borrower delivers to the Administrative Agent and each Lender a Borrowing Base Certificate as of such date demonstrating compliance with the foregoing; and

(3) prior to and immediately after giving effect to such Restricted Payment, the Borrower is in pro forma compliance with each of the covenants set forth in Sections 6.07(a), (b), (d) and (e) after giving effect to such Restricted Payment and on the date of such Restricted Payment, the Borrower delivers to the Administrative Agent a certificate of a Financial Officer to such effect.”

(h) Section 6.07 of the Credit Agreement is hereby amended by deleting clause (e) in its entirety and replacing it with the following:

“(e) Obligors’ Net Worth Test. After the Initial Funding Date, the Borrower will not permit the Obligors’ Net Worth, plus the Unsecured Longer Term Indebtedness Add-Back, to be less than an amount equal to $149,559,368.”

(i) Schedule 1.01(d) of the Credit Agreement is hereby amended by deleting clause 6 of such schedule in its entirety and replacing it with the following:

“6) In the case of any Portfolio Company of such Portfolio Investment with trailing 24-month EBITDA of less than $20,000,000 as calculated by the Borrower in a commercially reasonable manner, such Portfolio Company satisfies at least one of the following two conditions at all times: (i) a total leverage ratio (based on trailing 12-month EBITDA) of less than 4.50x as calculated by the Borrower in a commercially reasonable manner, or (ii) a loan (through the Borrower or Obligor’s exposure) to enterprise value ratio of not more than 65%, where enterprise value shall be the value determined by the Approved Third-Party Appraiser in its most recent valuation report provided in connection with such Portfolio Investment (except that, prior to the delivery of the first valuation report of the Approved Third-Party Appraiser to be delivered after the Borrower's acquisition of such Portfolio Investment, if such Portfolio Investment is acquired by the Borrower in connection with or at the time of an applicable transaction involving the equity of the Portfolio Company, the enterprise value of such Portfolio Company may be imputed from such transaction by the Borrower in a commercially reasonable manner);”

SECTION II MISCELLANEOUS

2.1. Conditions to Effectiveness of Amendment. This Amendment shall become effective as of the date (the “First Amendment Effective Date”) on which the Borrower and the Subsidiary Guarantors have satisfied each of the following conditions precedent (unless a condition shall have been waived in accordance with Section 9.02 of the Credit Agreement):

(a) Executed Counterparts. The Administrative Agent shall have received from each party hereto either (1) a counterpart of this Amendment signed on behalf of such party or (2) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission or electronic mail of a signed signature page to this Amendment) that such party has signed a counterpart of this Amendment.

(b) Corporate Documents. The Administrative Agent shall have received (v) copies of the organizational documents of each Obligor certified as of a recent date by the appropriate governmental official, (w) signature and incumbency certificates of the officers of such Person executing the Amendment and the other Loan Document to which it is a party, (x) resolutions of the board of directors or similar governing body of each Obligor approving and authorizing the execution, delivery and performance of this Amendment and the other Loan Documents to which it is a party or by which it or its assets may be bound as of the First Amendment Effective Date, certified as of the First Amendment Effective Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment, (y) a good standing certificate from the applicable Governmental Authority of each Obligor’s jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the First Amendment Effective Date, and (z) such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Obligors, and the authorization of the Amendment and any other legal matters relating to the Obligors, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(c) Consents. The Borrower shall have obtained and delivered to the Administrative Agent certified copies of all consents, approvals, authorizations, registrations, or filings (other than any filing required under the Exchange Act or the rules or regulations promulgated thereunder, including, without limitation, any filing required on Form 8-K) required to be made or obtained by the Borrower and all guarantors in connection with this Amendment, such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired and no investigation or inquiry by any Governmental Authority regarding the Amendment or any transaction being financed with the proceeds of the Loans shall be ongoing.

(d) No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments pending or threatened in any court or before any arbitrator or Governmental Authority that relates to the Amendment or that could have a Material Adverse Effect.

(e) Fees and Expenses. The Borrower shall have paid in full to the Administrative Agent and the Lenders all fees and expenses related to this Amendment and the Credit Agreement owing on the First Amendment Effective Date.

(f) Default. No Default or Event of Default shall have occurred and be continuing under the Credit Agreement, this Amendment or under any Material Indebtedness immediately before and after giving effect to the Amendment.

(g) Borrowing Base Certificate. The Borrower shall have delivered to the Administrative Agent a Borrowing Base Certificate as of the First Amendment Effective Date.

(h) Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent may reasonably request in form and substance satisfactory to the Administrative Agent.

2.2. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and each of the Lenders that, as of the First Amendment Effective Date and after giving effect to this Amendment:

(a) This Amendment has been duly authorized, executed and delivered by the Borrower and the Subsidiary Guarantor and constitutes a legal, valid and binding obligation of the Borrower and the Subsidiary Guarantor enforceable in accordance with its terms. The Credit Agreement, as amended by the Amendment, constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its respective terms.

(b) The representations and warranties set forth in Article 3 of the Credit Agreement and the representations and warranties in each other Loan Document are true and correct in all material respects (other than any representation or warranty already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of the First Amendment Effective Date or as to any such representations and warranties that refer to a specific date, as of such specific date, with the same effect as though made on and as of the First Amendment Effective Date.

2.3. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment constitutes the entire contract between and among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of this Amendment by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.

2.4. Payment of Expenses. The Borrower agrees to pay and reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with this Amendment, including, without limitation, the reasonable fees, charges and disbursements of legal counsel to the Administrative Agent.

2.5. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

2.6. Incorporation of Certain Provisions. The provisions of Sections 9.01, 9.07, 9.09, 9.10 and 9.12 of the Credit Agreement are hereby incorporated by reference with respect to Section I.

2.7. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Collateral Agent, the Borrower or the Subsidiary Guarantor under the Credit Agreement or any other Loan Document, and, except as expressly set forth herein, shall not alter, modify, amend or in any way affect any of the other terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Person to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions amended herein of the Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended by this Amendment and each reference in any other Loan Document shall mean the Credit Agreement as amended hereby. This Amendment shall constitute a Loan Document.

2.8. Consent and Affirmation. Without limiting the generality of the foregoing, by its execution hereof, each of the Borrower and the Subsidiary Guarantor hereby, as of the First Amendment Effective Date, (i) consents to this Amendment and the transactions contemplated hereby, (ii) agrees that the Guarantee and Security Agreement and each of the other Security Documents is in full force and effect, (iii) confirms its guarantee (solely in the case of the Subsidiary Guarantor) and affirms its obligations under the Guarantee and Security Agreement and confirms its grant of a security interest in its assets as Collateral for the Secured Obligations (as defined in the Guarantee and Security Agreement), and (iv) acknowledges and affirms that such guarantee and/or grant is in full force and effect in respect of, and to secure, the Secured Obligations (as defined in the Guarantee and Security Agreement).

2.9. Release. Each of the Borrower and the Subsidiary Guarantor hereby acknowledges and agrees that: (a) neither it nor any of its Affiliates has any claim or cause of action against the Administrative Agent, the Collateral Agent or any Lender (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents) including, but not limited to, under the Credit Agreement and the other Loan Documents (and each other document entered into in connection therewith), and (b) the Administrative Agent, the Collateral Agent and each Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to the Obligors and their Affiliates under the Credit Agreement and the other Loan Documents (and each other document entered into in connection therewith) that are required to have been performed on or prior to the date hereof. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each of the Borrower and the Subsidiary Guarantor (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the "Releasors") does hereby fully, finally, unconditionally and irrevocably release and forever discharge the Administrative Agent, the Collateral Agent, each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the "Released Parties") from any and all debts, claims, obligations, damages, costs, attorneys' fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the First Amendment Effective Date directly arising out of, connected with or related to this Amendment, the Credit Agreement or any other Loan Document (or any other document entered into in connection therewith), or any act, event or transaction related or attendant thereto, or the agreements of the Administrative Agent, the Collateral Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any of the Borrower or the Subsidiary Guarantor, or the making of any Loans or other advances, or the management of such Loans or advances or the Collateral.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

ALCENTRA CAPITAL CORPORATION,
as Borrower

By: /s/ Ellida McMillan

Name: Ellida McMillan

Title: Chief Accounting Officer

ALCENTRA BDC EQUITY HOLDINGS, LLC,
as Subsidiary Guarantor

By: /s/ Paul J. Echausse

Name: Paul J. Echausse

Title: Chief Executive Officer & President

ING CAPITAL LLC, as Administrative Agent and as a Lender

By: /s/ Kunduck Moon

Name: Kunduck Moon

Title: Managing Director

By: /s/ Grace Fu

Name: Grace Fu

Title: Vice President

STATE STREET BANK AND TRUST COMPANY, as Lender

By: /s/ Timothy E. Beebe

Name: Timothy E. Beebe

Title: Vice President

EVERBANK COMMERCIAL FINANCE, INC., as Lender

By: /s/ John Dale

Name: John Dale

Title: Managing Director

ALOSTAR BANK OF COMMERCE, as Lender

By: /s/ Brent Layton

Name: Brent Layton

Title: Vice President

STIFEL BANK & TRUST, as Lender

By: /s/ Joseph L. Sooter, Jr.

Name: Joseph L. Sooter, Jr.

Title: Senior Vice President

RAYMOND JAMES BANK, N.A., as Lender

By: /s/ Joseph A. Ciccolini

Name: Joseph A. Ciccolini

Title: Vice President – Senior Corporate Banker

WEBSTER BANK, N.A., as Lender

By: /s/ Robert A. Miller

Name: Robert A. Miller

Title: Senior Vice President